EXHIBIT 10.1

AMENDMENT EXTENDING EMPLOYMENT AGREEMENT

      THIS AMENDMENT is being executed as of the 29th day of April, 2005, by and between TIRE KINGDOM, INC. (“Tire Kingdom”) and ORLAND WOLFORD (the “Executive”), under the following circumstances:

      A. TBC Corporation, Tire Kingdom’s parent corporation (“TBC”), and the Executive entered into an Employment Agreement, dated May 8, 2000 (the “Agreement”).

      B. Effective as of June 5, 2000 and with the consent of the Executive, TBC assigned its rights under the Agreement to Tire Kingdom and Tire Kingdom assumed and agreed to satisfy and discharge all of TBC’s obligations under the Agreement.

      C. The parties desire to extend the term of the Agreement, which presently expires on May 8, 2005.

      NOW, THEREFORE, the parties hereby agree that Section 2 of the Agreement shall be revised to read as follows:

      2. Term: Subject to paragraphs 4 and 5 hereof, the term of the Executive’s employment hereunder shall be for a period commencing on the Effective Date and terminating on December 31, 2005 (the “Termination Date”).

      THE PARTIES ACKNOWLEDGE that the Agreement, as amended hereby, remains in full force and effect on the date hereof.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

TIRE KINGDOM, INC.

By	/s/LAWRENCE C. DAY	/s/ORLAND WOLFORD

	Lawrence C. Day,	Orland Wolford
Chairman of the Board

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